EXHIBIT 16

May 10, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:    MLM World News Today, Inc.

We were previously the independent accountants for the Company and on April 4, 2001, we reported on the financial statements of the Company for the years ended December 31, 2000 and 1999.

We have read item 4 of the Current Report on Form 8-K of MLM World News Today, Inc. dated May 10, 2001, and we agree with the statements contained therein as they related to our firm.

Very truly yours,

/s/ HJ & Associates, LLC

HJ & Associates, LLC
Certified Public Accountants